Exhibit 5

January 21, 2026

Bogotá D.C.

Republic of Colombia

Ministry of Finance and Public Credit

Carrera 8, No. 6C-38, Piso 1

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) under Registration No. 333-284683 (the “Registration Statement”), of $2,000,000,000 aggregate principal amount of 5.375% Global Bonds due 2029, $1,475,000,000 aggregate principal amount of 6.125% Global Bonds due 2031, and $1,475,000,000 aggregate principal amount of 6.500% Global Bonds due 2033 (collectively, the “Securities”), I have reviewed the following documents:

(i)

the Registration Statement and the related Prospectus dated March 13, 2025 included in the Registration Statement most recently filed with the Commission, as supplemented by the Prospectus Supplements dated January 13, 2026, relating to the Securities, as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii)

an executed copy of the Indenture, dated January 28, 2015, between the Republic and The Bank of New York Mellon, as amended and supplemented by the Supplemental Indenture thereto, dated as of September 8, 2015, and as further amended and supplemented from time to time (as amended and supplemented, the “Indenture”);

(iii)	the global Securities dated January 21, 2026, in the aggregate principal amount of $2,000,000,000, $1,475,000,000 and $1,475,000,000, executed by the Republic;

(iv)	an executed copy of the Authorization Certificate dated January 21, 2026, pursuant to which the terms of the Securities were established;

(v)	all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a)

The relevant portions of Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b)	Article 16 of Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c)	Article 13 of Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d)	Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference);

(e)

Law 1366 of December 21, 2009 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2008 and incorporated herein by reference);

(f)

Law 1624 of April 29, 2013 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2012 and incorporated herein by reference);

(g)

Decree No 1068 of May 26, 2015 (a summary of the material portion of which has been filed as part of Exhibit 3 of Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014 and incorporated herein by reference);

(h)

Law 1771 of December 30, 2015 (a translation of which has been filed as Exhibit A to Exhibit 3 to Amendment No. 2 to the Republic’s Annual Report From 18-K for the fiscal year ended December 31, 2014 and incorporated herein by reference);

(i)

Law 2073 of December 31, 2020 (a translation of which has been filed as part of Exhibit 4 to Amendment No. 1 to the Republic’s Report on Form 18-K for the fiscal year ended December 31, 2019 and incorporated herein by reference);

(j)

Law 2382 of July 16, 2024 (a translation of which has been filed as part of Exhibit 4 to Amendment No. 1 to the Republic’s Report on Form 18-K for the fiscal year ended December 31, 2023 and incorporated herein by reference);

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(k)

CONPES Document No. 4154 DNP, MINHACIENDA, dated July 23, 2025 (a translation of which has been filed as part of Exhibit 6 to Amendment No. 1 to the Republic’s Report on Form 18-K for the fiscal year ended December 31, 2024 and incorporated herein by reference);

(l)

CONPES Document No. 4163 DNP, MINHACIENDA, dated October 14, 2025 (a translation of which has been filed as part of Exhibit 6 to Amendment No. 2 to the Republic’s Report on Form 18-K for the fiscal year ended December 31, 2024 and incorporated herein by reference);

(m)

Authorization by Act of the Interparliamentary Commission of Public Credit (Comisión Interparlamentaria de Crédito Público) adopted in its meetings held on October 28, 2025, November 4, 2025, and November 7, 2025 (a translation of which has been filed as part of Exhibit 6 to Amendment No. 2 to the Republic’s Report on Form 18-K for the fiscal year ended December 31, 2024 and incorporated herein by reference); and

(n)	Resolution No. 0016 of January 13, 2026, of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit A hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Indenture, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 3 to its Annual Report on Form 18-K for its fiscal year ended December 31, 2024 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectuses and under the heading “General Information—Validity of the Bonds” in the Prospectus Supplements referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

No opinion is expressed as to any law of any jurisdiction other than Colombia. With respect to the opinion set forth above, my opinion is limited to the laws of Colombia. In particular, to the extent that New York State or United States Federal law is relevant to the opinions expressed above, I have relied, without making any independent investigation, on the opinion of Arnold & Porter Kaye Scholer LLP, filed as an exhibit to Amendment No. 3 to the Republic’s Annual Report on Form 18-K for its fiscal year ended December 31, 2024. This opinion is specific as to the transactions and the documents

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referred to herein and is based upon the law as of the date hereof. My opinion is limited to that expressly set forth herein, and I express no opinions by implication.

Very truly yours,

/s/ Lady Nathalie Gómez Acosta
Lady Nathalie Gómez Acosta
Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

4

Exhibit A

[Translation from Spanish]

RESOLUTION No. 0016 of JAN 13, 2026

Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities, including thematic bonds, in the international capital markets, for up to FOUR POINT THREE BILLION EUROS (EUR 4,300,000,000), or its equivalent in another currency; and other provisions are decreed.

THE MINISTRY OF FINANCE AND PUBLIC CREDIT

Exercising its statutory powers, particularly the powers conferred by

Article 2.2.1.3.2. and Article 2.2.1.4.3 of Decree 1068, 2015,

WHEREAS:

Article 2.2.1.1.1, Decree 1068 of 2015, defines public credit transactions as transactions that aim to provide a state entity with resources, goods or services with a term for their payment, which include, among others, the issuance, subscription and placement of public debt securities;

Article 2.2.1.3.1, Paragraph 1, Decree 1068 of 2015 provides that “Public debt securities are bonds and other securities with a credit content issued by State entities within the framework of public credit transactions, with a term for their redemption”;

Article 2.2.1.3.2., Decree 1068 of 2015 states that “The issuance and placement of public debt securities, including thematic bonds, on behalf of the Nation require an authorization given by a Resolution by the Ministry of Finance and Public Credit. The authorization may be given once a favorable opinion has been received from the National Council for Economic and Social Policy − CONPES, and from the Interparliamentary Commission on Public Credit if the foreign public debt security has a maturity date longer than One (1) year.”;

[Translation from Spanish]

RESOLUTION No. 0016  JAN 13, 2026

(Cont.) “Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities, including thematic bonds, in the international capital markets, for up to FOUR POINT THREE BILLION EUROS (EUR 4,300,000,000), or its equivalent in another currency; and other provisions are decreed.”

Through Article 1 of Resolution 2063 of August 4, 2022, the Ministry of Finance and Public Credit adopted a “Colombia’s Reference Framework for Green, Social and Sustainable Sovereign Bonds” for the issuance of green, social, and sustainable bonds on behalf of the Nation in the local market and/or in the international capital markets, (…)”;

Article 24 of Law 185 of 1995 establishes that, for all the purposes of Article 41, Subsection 5, Paragraph 2 of Law 80 of 1993, the Interparliamentary Commission on Public Credit will issue a preliminary opinion to allow the pertinent procedures for Public Credit transactions and a definitive opinion to enable its execution in each particular case. The transactions related to the issuance, subscription and placement of bonds and securities are excepted from the above, for which the Interparliamentary Commission on Public Credit will issue its opinion only once.”;

According to CONPES document 4154 of July 23, 2025, the National Council for Economic and Social Policy (CONPES) issued “(…) a favorable opinion for the Nation to engage in foreign public credit transactions to finance and/or pre-finance budget appropriations for fiscal years 2025 and 2026, up to USD 10.1 billion, or its equivalent in other currencies, distributed as follows: USD 7.6 billion in international capital markets and USD 2.5 billion in external loans through commercial banks;

According to CONPES document 4163 of October 14, 2025, the National Council for Economic and Social Policy (CONPES) issued “(…) a favorable opinion for the nation to engage in foreign public credit transactions, such as operations in international capital markets. and/or external loans through commercial banks to finance and/or pre-finance budget appropriations for the 2026 fiscal year, up to USD 4 billion, or its equivalent in other currencies.”;

[Translation from Spanish]

RESOLUTION No. 0016  JAN 13, 2026

(Cont.) “Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities, including thematic bonds, in the international capital markets, for up to FOUR POINT THREE BILLION EUROS (EUR 4,300,000,000), or its equivalent in another currency; and other provisions are decreed.”

According to the certification issued on November 7, 2025 by the Technical Secretariat of the Interparliamentary Commission on Public Credit, “(…) in the session held on October 28, 2025, continued on November 4 and 7, 2025, the Interparliamentary Commission on Public Credit issued a Single Opinion Favorable to the Nation – Ministry of Finance and Public Credit to carry out operations related to external public credit, under the modality of external bonds, up to EUR 4.3 billion or its equivalent in other currencies, to finance and/or pre-finance budget appropriations for the fiscal years 2025 and 2026.”);

Based on Memorandum number 3-2026-000253 dated January 8, 2026, and its Addendum number 3-2026-000266 dated January 9, 2026, the Director General of Public Credit and National Treasury certifies that: “(…) 1. By virtue of the favorable opinion issued to the Nation by the National Council for Economic and Social Policy -CONPES- through document No. 4154 of July 23, 2025 (...), the Nation has an available and unused amount of THREE BILLION SIX HUNDRED NINETEEN MILLION SEVEN HUNDRED FOUR THOUSAND THREE HUNDRED TWENTY-ONE United States Dollars (USD 3,619,704,321) or its equivalent in other currencies, to finance and/or pre-finance budgetary appropriations for fiscal years 2025 and 2026. 2. By virtue of the favorable opinion issued to the Nation by the National Council for Economic and Social Policy -CONPES- through document No. 4163 of October 14, 2025, the Nation (...) has an available and unused amount of FOUR BILLION United States Dollars (USD 4,000,000,000) or its equivalent in other currencies, to finance and/or pre-finance budgetary appropriations for fiscal year 2026. 3. By virtue of the favorable opinion issued to the Nation by the Interparliamentary Commission on Public Credit at the session held on October 28, 2025, with continuations on November 4 and 7, 2025, the Nation (...) has an available and unused amount of FOUR POINT THREE BILLION Euros (EUR 4,300,000,000) or its equivalent in other currencies, to finance and/or pre-finance budget allocations for the 2025 and 2026 fiscal years (…)”;

[Translation from Spanish]

RESOLUTION No. 0016  JAN 13, 2026

(Cont.) “Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities, including thematic bonds, in the international capital markets, for up to FOUR POINT THREE BILLION EUROS (EUR 4,300,000,000), or its equivalent in another currency; and other provisions are decreed.”

Through External Resolution No. 17 of 2015 and External Regulatory Circular DODM-145 of October 30, 2015, the Board of Directors of the Central Bank of Colombia and the Central Bank of Colombia, respectively, established the financial conditions for the issuance and placement of securities and for the external borrowing operations of the Nation, territorial entities, and their decentralized agencies;

DECISION

Article 1. Authorization. The Nation is authorized to issue, subscribe to, and place external public debt securities, including thematic bonds, in international capital markets, for up to the sum of FOUR POINT THREE BILLION Euros (EUR4,300,000,000) or its equivalent in other currencies, for the purpose of financing budgetary allocations for the 2026 fiscal year.

Paragraph. In the event that foreign public debt thematic securities were issued pursuant to the provisions of this Article, the Nation shall comply with the provisions of the Reference Framework for Colombian Green, Social and Sustainable Sovereign Bonds, adopted by Article 1, Resolution 2063 of 2022.

Article 2. Financial Conditions. Foreign public debt securities to be issued, including thematic bonds, that are dealt with in the previous Article shall be subject to the financial conditions set forth in the regulations issued by the Board of Directors of the Banco de la República, or by Banco de la República, in compliance with guidelines issued by the latter.

Article 3. Other Terms and Conditions. The other terms, conditions and characteristics of the issuance being authorized by this Resolution shall be determined by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit, based on the following:

[Translation from Spanish]

RESOLUTION No. 0016  JAN 13, 2026

(Cont.) “Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities, including thematic bonds, in the international capital markets, for up to FOUR POINT THREE BILLION EUROS (EUR 4,300,000,000), or its equivalent in another currency; and other provisions are decreed.”

Redemption term:	Greater than two (2) years, depending on market access

Interest rate:	Fixed or Variable

Other expenses and commissions:	As established by the market for this type of transaction.

Article 4. Authorization for Related Transactions. The Nation is authorized to carry out all related transactions described in Article 1 herein.

Article 5. Taxes. In accordance with the provisions in Article 7, Law 488 of 1998, payment of principal, interests, commissions and other payments related to foreign public credit transactions shall be exempt of any national tax, duty, contribution or levy when made to persons who are not resident in this country.

Article 6. Other Rules. The Nation – Ministry of Finance and Public Credit – shall comply with any other applicable rule, particularly External Resolution No. 1 of 2018 of the Board of Directors of Banco de la República, and other amending regulations.

Article 7. Validity. The present Resolution shall be valid from the date of publication in the Official Journal. This requirement is understood to have been met by instruction given by the Director General of Public Credit and National Treasury, Ministry of Finance and Public Credit, as provided by Article 18, Law 185 of 1995.

[Translation from Spanish]

RESOLUTION No. 0016  JAN 13, 2026

(Cont.) “Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities, including thematic bonds, in the international capital markets, for up to FOUR POINT THREE BILLION EUROS (EUR 4,300,000,000), or its equivalent in another currency; and other provisions are decreed.”

LET IT BE PUBLISHED AND EXECUTED

Bogota D.C., JAN 13, 2026

[Signed]

GERMÁN ÁVILA PLAZAS

Minister of Finance and Public Credit

APPROVED BY: Javier Andrés Cuéllar Sánchez/Nathalie Gomez

DRAFTED BY: Ingrid Pérez/Diego Figueroa Falla

DEPARTMENT:  Sub-Directorate, External Financing/Legal Matters Group